INDEPENDENT AUDITORS' CONSENT
--------------------------------------------------------------------------------


We consent to the incorporation by reference in this Registration Statement of Tera Computer Company on Form S-3 of our report dated March 22, 1999, which report includes an explanatory paragraph concerning the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-K of Tera Computer Company for the year ended December 31, 1998, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Seattle, Washington
February 11, 2000